Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2024 First Quarter Results

PHOENIX, ARIZ. - February 7, 2024 - Universal Technical Institute, Inc. (NYSE: UTI), a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, reported financial results for the fiscal 2024 first quarter ended December 31, 2023. Universal Technical Institute, Inc. operates in two reportable segments, Universal Technical Institute (UTI) and Concorde Career Colleges (Concorde), and together with its segments and subsidiaries is referred to as the “Company,” “we,” “us” or “our.”

•Revenue of $174.7 million with UTI contributing $115.4 million representing 9.3% growth versus the prior year period, and Concorde contributing $59.3 million.
•Net income of $10.4 million and adjusted EBITDA(1) of $24.5 million, both increasing considerably versus the prior year period.
•Total new student starts of 4,346 with UTI contributing 2,314 representing 17.2% growth versus the prior year period, and Concorde contributing 2,032.
•Full year guidance raised for revenue, net income, diluted earnings per share (EPS) and adjusted EBITDA(1).

“In the first quarter of 2024, we continued to outperform our financial expectations and advance our growth, diversification, and optimization strategy,” said Jerome Grant, CEO of Universal Technical Institute, Inc. “Across both divisions, we generated year-over-year new student start growth and made progress with launching and ramping new programs. We also strengthened our divisional and corporate leadership teams, with the respective appointments of Kevin Prehn as the president of the Concorde division and Carolyn Frank as our corporate chief human resource officer. With our track record in robust strategic execution and superior student outcomes, we are entering 2024 with our multi-divisional company foundation solidly in place, and proven ability to deliver on our expectations.

“Over the coming quarters, we are focused on increasing enrollment, revenue, and profit growth from our most recent program launches; enhancing the yield of our marketing and admissions investments; and optimizing our workforce and facilities utilization to drive improved margin expansion and operating leverage. Through our program expansions, and as we progress towards the next phases of our growth trajectory, we intend to continuously expand the depth and breadth of opportunities we provide for our students across the in-demand industries we serve. We believe our current optimization work and long-term strategic initiatives will take the company to its fullest potential.”

Financial Results for the Three-Month Period Ended December 31, 2023 Compared to 2022(2)

•Revenues increased 45.6% to $174.7 million compared to $120.0 million primarily due to the growth in UTI new student starts and the inclusion of Concorde for a full quarter(2).
•Operating expenses rose by 38.9% to $160.5 million, compared to $115.6 million primarily due to inclusion of Concorde for a full quarter(2).
•Operating income was $14.2 million compared to $4.4 million.
•Net income was $10.4 million compared to $2.6 million.
•Basic and diluted EPS were $0.18 and $0.17 compared to $0.03 and $0.02, respectively.
•Adjusted EBITDA(1) was $24.5 million compared to $14.4 million.

UTI
•UTI had revenues of $115.4 million, a $9.8 million and 9.3% increase from the prior year quarter revenues of $105.6 million, due to higher student starts.
•Operating expenses for UTI were $100.3 million compared to $92.2 million. The increase was primarily due to expenses incurred during the current year for new program launches during the last two fiscal quarters and planned for fiscal 2024.

•Adjusted EBITDA(1) was $21.6 million compared to $20.2 million.
•New student starts increased from prior year by 17.2%, and average undergraduate full-time active students increased 6.0%.

Concorde(2)
•Revenues of $59.3 million, a $44.9 million increase from the prior year quarter revenues of $14.4 million due to the inclusion of a full quarter in the current year and only December in the prior year, along with growth in new student starts.
•Operating expenses were $52.2 million compared to $15.2 million. The increase was due to the inclusion of a full quarter in the current year and only December in the prior year.
•Adjusted EBITDA(1) was $8.8 million compared to $(64.0) thousand.
•New student starts of 2,032 and 8,244 average undergraduate full-time active students.

(1)     See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
(2)     First quarter fiscal 2023 reflects UTI results for the full quarter and Concorde results beginning December 1, 2022. Total company quarter-over-quarter comparisons are shown on an "as-reported basis."

“Our first quarter results exceeded our expectations on both the top and bottom line,” said Troy Anderson, CFO of Universal Technical Institute, Inc. “This performance reflects the benefit of having the full quarter of contribution from Concorde, along with meaningful start growth and ramping new program launches in both divisions. Importantly, in December 2023, we also satisfied the conditions that allowed us to fully convert our outstanding Series A preferred stock into common stock, representing a key milestone for the company and an important step in optimizing our capital structure.

“With our current momentum as well as our visibility into the remainder of the year, we are announcing positive adjustments to our fiscal 2024 guidance ranges for several key financial metrics. We are raising our expected revenue range and raising and tightening our adjusted EBITDA range. In addition, we are raising our GAAP net income and diluted EPS expectations, the latter including the benefits from the conversion of the outstanding preferred shares. This updated outlook reflects our continued confidence in our ability to execute and drive strong results, along with additional operating efficiencies and positive returns on our growth investments. In the year ahead, we intend to maintain our strategic progress and enhance the high-quality training and employment experiences we offer students across our platform.”

Balance Sheet and Liquidity

At December 31, 2023, the Company’s total available cash liquidity was $143.6 million, with an additional $8.2 million available from its revolving credit facility. Capital expenditures (“capex”) for the quarter were $3.8 million. The primary drivers of capex for the quarter were the UTI and Concorde program expansions.

For the Company’s most recent investor presentation and quarterly financial supplement, please see its investor relations website at https://investor.uti.edu.

Updated Fiscal 2024 Financial Outlook

Updated
FY 2024
($ in millions, except EPS)		Guidance
New student starts	No change	24,500 - 25,500
Revenue	Raised range and midpoint	$710 - 720
Net Income	Raised range and midpoint	$36 - 40
Diluted EPS	Raised range and midpoint	$0.67 - 0.72
Adjusted EBITDA(3)	Raised range and midpoint	$100 - 103
Adjusted free cash flow(3)(4)	No change	$62 - 66

(3)     See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
(4)     For FY 2024, assumes $28 million to $31 million of total capex, including incremental investments for program expansions and maintenance capex equal to approximately 2% of revenue.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2024 first quarter ended December 31, 2023, on Wednesday, February 7, 2024, at 4:30 p.m. ET.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute, Inc. investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu. Alternatively, the telephone replay can be accessed through February 21, 2024, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 9867059.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.

Adjusted EBITDA

The Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations.
Adjusted Free Cash Flow

The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations.

We disclose any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes acquisition-related costs for both announced and potential acquisitions, integration costs for completed acquisitions, costs related to the purchase of our campuses, start-up costs associated with the Austin, TX and Miramar, FL campus openings and other program expansions, and restructuring charges. To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address our expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) the Company’s expectation that it will meet its fiscal year 2024 guidance for new student start growth (decline), revenue growth, net income, diluted earnings per share, Adjusted EBITDA and Adjusted Free Cash Flow; (2) the Company’s expectation that it will continue to expand its value proposition and build a business that can grow in low-to-mid single digits with potential upside, regardless of the economic environment; and (3) the Company’s expectation that it will succeed in new program launches next year. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect our actual results include, among other things, failure of our schools to comply with the extensive regulatory requirements for school operations; our failure to maintain eligibility for federal student financial assistance funds; the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs; the effect of future legislative or regulatory initiatives related to veterans’ benefit programs; continued Congressional examination of the for-profit education sector; our failure to maintain eligibility for or the ability to process federal student financial assistance; regulatory investigations of, or actions commenced against, us or other companies in our industry; changes in the state regulatory environment or budgetary constraints; our failure to execute on our growth and diversification strategy; our failure to realize the expected benefits of our acquisitions, or our failure to successfully integrate our acquisitions, including, without limitation, Concorde Career Colleges, Inc.; our failure to improve underutilized capacity at certain of our campuses; enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions; our failure to maintain and expand existing industry relationships and develop new industry relationships; our ability to update and expand the content of existing programs and develop and integrate new programs in a timely and cost-effective manner while maintaining positive student outcomes; a loss of our senior management or other key employees; failure to comply with the restrictive covenants and our ability to pay the amounts when due under the Credit Agreement; the effect of our principal stockholder owning a significant percentage of our capital stock, and thus being able to influence certain corporate matters and the potential in the future to gain substantial control over our company; the impact of certain holders of our Series A Preferred Stock owning a significant percentage of our capital stock, their ability to influence and control certain corporate matters and the potential for future dilution to holders of our common stock; the effect of public health pandemics, epidemics or outbreak, including COVID-19, and other risks that are described from time to time in our public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by us in this press release and the related conference call are based only on information currently available to us and speak only as of the date on which it is made. We expressly disclaim any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute, Inc uses its websites (https://www.uti.edu/, https://concorde.edu, and https://investor.uti.edu/) and LinkedIn pages (https://www.linkedin.com/school/universal-technical-institute/ and https://www.linkedin.com/school/concorde-career-colleges/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and the Company may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

Universal Technical Institute, Inc. (NYSE: UTI) was founded in 1965 and is a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, whose mission is to serve students, partners, and communities by providing quality education and support services for in-demand careers across a number of highly-skilled fields. The Company is comprised of two divisions: Universal Technical Institute ("UTI") and Concorde Career Colleges ("Concorde"). UTI operates 16 campuses located in 9 states and offers a wide range of transportation and skilled trades technical training programs under brands such as UTI, MIAT College of Technology, Motorcycle Mechanics Institute, Marine Mechanics Institute and NASCAR Technical Institute. Concorde operates across 17 campuses in 8 states and online, offering programs in the Allied Health, Dental, Nursing, Patient Care and Diagnostic fields. For more information, visit www.uti.edu or www.concorde.edu, or visit us on LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges or on X (formerly Twitter) @news_UTI or @ConcordeCareer.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Media Contact:
Susan Aspey
Vice President, Corporate Affairs & External Communications
Universal Technical Institute, Inc.
(202) 549-0534
saspey@uti.edu

Investor Relations Contact:
Matt Glover or Jackie Keshner
Gateway Group, Inc.
(949) 574-3860
UTI@gateway-grp.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2023	2022
Revenues	$174,695	$120,004
Operating expenses:
Educational services and facilities	92,409	61,408
Selling, general and administrative	68,055	54,148
Total operating expenses	160,464	115,556
Income from operations	14,231	4,448
Other (expense) income:
Interest income	1,975	823
Interest expense	(2,871)	(1,423)
Other income (expense), net	214	325
Total other expense, net	(682)	(275)
Income before income taxes	13,549	4,173
Income tax expense	(3,160)	(1,525)
Net income	$10,389	$2,648
Preferred stock dividends	(1,097)	(1,277)
Income available for distribution	9,292	1,371
Income allocated to participating securities	(2,855)	(514)
Net income available to common shareholders	$6,437	$857

Earnings per share:
Net income per share - basic	$0.18	$0.03
Net income per share - diluted	$0.17	$0.02

Weighted average number of shares outstanding(1):
Basic	36,434	33,805
Diluted	37,439	34,408

(1)     On December 18, 2023, the Company exercised in full its right of conversion of the Company’s Series A Preferred Stock which resulted in the conversion of all outstanding Series A Preferred shares into 19,296,843 shares of Common Stock. As of December 31, 2023 there were 53,732,017 shares of Common Stock outstanding.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	December 31, 2023	September 30, 2023
Assets
Cash and cash equivalents	$143,590	$151,547
Restricted cash	5,233	5,377
Receivables, net	22,722	25,161
Notes receivable, current portion	6,001	5,991
Prepaid expenses	12,117	9,412
Other current assets	7,779	7,497
Total current assets	197,442	204,985
Property and equipment, net	263,922	266,346
Goodwill	28,459	28,459
Intangible assets, net	18,801	18,975
Notes receivable, less current portion	33,393	30,672
Right-of-use assets for operating leases	174,973	176,657
Deferred tax asset, net	4,855	3,768
Other assets	10,568	10,823
Total assets	$732,413	$740,685
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$68,498	$69,941
Deferred revenue	81,474	85,738
Operating lease liability, current portion	22,521	22,481
Long-term debt, current portion	2,560	2,517
Other current liabilities	6,882	4,023
Total current liabilities	181,935	184,700
Deferred tax liabilities, net	663	663
Operating lease liability	164,125	165,026
Long-term debt	158,962	159,600
Other liabilities	4,543	4,729
Total liabilities	510,228	514,718
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 53,814 and 34,157 shares issued	5	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 0 and 676 shares of Series A Convertible Preferred Stock issued and outstanding, liquidation preference of $100 per share	—	—
Paid-in capital - common	214,071	151,439
Paid-in capital - preferred	—	66,481
Treasury stock, at cost, 82 shares	(365)	(365)
Retained earnings	6,897	5,946
Accumulated other comprehensive income	1,577	2,463
Total shareholders’ equity	222,185	225,967
Total liabilities and shareholders’ equity	$732,413	$740,685

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$10,389	$2,648
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,984	5,248
Amortization of right-of-use assets for operating leases	5,531	4,120
Bad debt expense	1,486	535
Stock-based compensation	1,482	1,169
Deferred income taxes	(730)	1,068
Training equipment credits earned, net	529	(83)
Unrealized loss on interest rate swap	(886)	(126)
Other losses (gains), net	245	(143)
Changes in assets and liabilities:
Receivables	1,029	4,657
Prepaid expenses	(4,060)	(1,438)
Other assets	408	2,079
Notes receivable	(2,731)	(622)
Accounts payable, accrued expenses and other current liabilities	330	(15,925)
Deferred revenue	(4,264)	4,634
Operating lease liability	(4,708)	(4,963)
Other liabilities	(198)	(46)
Net cash provided by operating activities	10,836	2,812
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	—	(16,973)
Purchase of property and equipment	(3,848)	(6,782)
Proceeds from maturities of held-to-maturity securities	—	29,000
Net cash (used in) provided by investing activities	(3,848)	5,245
Cash flows from financing activities:
Proceeds from revolving credit facility	—	90,000
Debt issuance costs for long-term debt	—	(484)
Payment of preferred stock cash dividend	(1,097)	—
Payments on term loans and finance leases	(618)	(273)
Payment of payroll taxes on stock-based compensation through shares withheld	(2,054)	(525)
Preferred share repurchase	(11,320)	—
Net cash (used in) provided by financing activities	(15,089)	88,718
Change in cash, cash equivalents and restricted cash	(8,101)	96,775
Cash and cash equivalents, beginning of period	151,547	66,452
Restricted cash, beginning of period	5,377	3,544
Cash, cash equivalents and restricted cash, beginning of period	156,924	69,996
Cash and cash equivalents, end of period	143,590	162,229
Restricted cash, end of period	5,233	4,542
Cash, cash equivalents and restricted cash, end of period	$148,823	$166,771

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Student Metrics

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	UTI	Concorde	Total	UTI	Concorde(2)	Total
Total new student starts	2,314	2,032	4,346	1,974	321	2,295
Year-over-year growth (decline)	17.2%	533.0%	89.4%	0.1%	—	—
Average undergraduate full-time active students	14,321	8,244	22,565	13,511	7,737	21,248
Year-over-year growth (decline)	6.0%	6.6%	6.2%	(1.6)%	—	—
End of period undergraduate full-time active students	13,682	8,150	21,832	12,657	7,630	20,287
Year-over-year growth (decline)	8.1%	6.8%	7.6%	(3.6)%	—	—

Financial Summary by Segment and Consolidated

During fiscal 2023, in coordination with the integration of Concorde, we began to reassess our operating model to determine the organizational structure that would best help the Company achieve future growth goals and optimally support the business. Beginning in fiscal 2024, we have executed an internal reorganization to fully transition our operating and reporting model to support a multi-divisional business. As part of the internal reorganization, each of the reportable segments now have dedicated accounting, finance, information technology, and human resources teams. Additionally, human resources and information technology costs that benefit the entire organization are now allocated across UTI, Concorde and Corporate each period based upon relative headcount. As a result, additional costs have moved from Corporate into the UTI segment and to a lesser extent the Concorde segment as resources were redirected to support the segment’s objectives. Due to these changes in allocation methodology, the prior year segment amounts have been recast for comparability to the current year presentation.

	Three Months Ended December 31, 2023				Three Months Ended December 31, 2022
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$115,373	$59,322	$—	$174,695	$105,573	$14,431	$—	$120,004
Educational services and facilities	57,368	35,041	—	92,409	50,877	10,531	—	61,408
Selling, general and administrative	42,915	17,153	7,987	68,055	41,274	4,626	8,248	54,148
Total operating expenses	100,283	52,194	7,987	160,464	92,151	15,157	8,248	115,556
Net income (loss)	13,597	7,173	(10,381)	10,389	12,732	(734)	(9,350)	2,648

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Three Months Ended December 31, 2023
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$45,367	$28,192	$3,563	$77,122
Bonus expense	3,494	857	1,022	5,373
Stock-based compensation	470	8	1,003	1,481
Total compensation and related costs	$49,331	$29,057	$5,588	$83,976

Advertising expense	$13,353	$6,092	$—	$19,445
Occupancy expense, net of subleases	7,607	5,798	150	13,555
Depreciation and amortization	5,494	1,154	336	6,984
Professional and contract services expense	2,587	1,870	2,507	6,964

	Three Months Ended December 31, 2022
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$43,482	$8,476	$3,875	$55,833
Bonus expense	3,543	188	1,134	4,865
Stock-based compensation	252	—	917	1,169
Total compensation and related costs	$47,277	$8,664	$5,926	$61,867

Advertising expense	$13,349	$1,280	$—	$14,629
Occupancy expense, net of subleases	8,026	1,764	125	9,915
Depreciation and amortization	4,775	457	16	5,248
Professional and contract services expense	3,065	97	2,175	5,337

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended December 31, 2023
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$13,597	$7,173	$(10,381)	$10,389
Interest income	(6)	(128)	(1,841)	(1,975)
Interest expense	1,512	83	1,276	2,871
Income tax expense	—	—	3,160	3,160
Depreciation and amortization	5,494	1,154	336	6,984
EBITDA	20,597	8,282	(7,450)	21,429
Integration related costs for acquisitions	—	294	612	906
Stock-based compensation expense	471	8	1,003	1,482
Start-up costs for program expansion	500	168	—	668
Restructuring costs	43	—	—	43
Adjusted EBITDA, non-GAAP	$21,611	$8,752	$(5,835)	$24,528

	Three Months Ended December 31, 2022
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$12,732	$(734)	$(9,350)	$2,648
Interest income	(3)	(36)	(784)	(823)
Interest expense	881	44	498	1,423
Income tax expense	—	—	1,525	1,525
Depreciation and amortization	4,775	457	16	5,248
EBITDA	18,385	(269)	(8,095)	10,021
Acquisition related costs	—	—	775	775
Integration related costs for acquisitions	219	150	726	1,095
Stock-based compensation expense	252	—	917	1,169
Start-up costs for new campuses and program expansion	1,324	55	—	1,379
Adjusted EBITDA, non-GAAP	$20,180	$(64)	$(5,677)	$14,439

Reconciliation of Net Cash (Used in) Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended December 31,
	2023	2022
Net cash provided by operating activities, as reported	$10,836	$2,812
Purchase of property and equipment	(3,848)	(6,782)
Free cash flow, non-GAAP	6,988	(3,970)
Adjustments:
Acquisition related costs paid	—	594
Integration related costs paid	984	980
Cash outflow for acquisition integration property and equipment	9	—
Cash outflow for start-up costs for new campuses and program expansion	668	1,379
Cash outflow for property and equipment for new campuses and program expansion	1,583	3,605
Cash payments for restructuring costs	5	—
Adjusted free cash flow, non-GAAP	$10,237	$2,588

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL
INFORMATION FOR FISCAL 2024 GUIDANCE
(In thousands)
(Unaudited)

For each of the non-GAAP reconciliations provided for fiscal 2024 guidance, we are reconciling to the midpoint of the guidance range. The adjustments reflected below for fiscal 2024 are illustrative only and may change throughout the year, both in amount or the adjustments themselves.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Fiscal 2024 Guidance

Updated
Twelve Months Ended
September 30,
2024
Net income	~ $38,000
Interest (income) expense, net	~ 3,700
Income tax (benefit) expense	~ 14,100
Depreciation and amortization	~ 30,000
EBITDA	~ $85,800
Integration related costs for acquisitions	~ 5,500
Start-up costs for program expansion	~ 1,500
Stock-based compensation	~ 8,000
Restructuring costs	~700
Adjusted EBITDA, non-GAAP	~ $101,500
FY 2024 Guidance Range	$100,000 - $103,000

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow for Fiscal 2024 Guidance

Updated
Twelve Months Ended
September 30,
2024
Net cash provided by operating activities	~ $84,000
Purchase of property and equipment	~ (30,500)
Free cash flow, non-GAAP	~ $(53,500)
Adjustments:
Integration related costs for acquisitions	~ 5,500
Cash outflow for acquisition integration property and equipment	~ 200
Cash paid for start-up costs for program expansion	~ 1,500
Cash outflow for program expansion property and equipment	~ 2,300
Cash payments for restructuring costs	~700
Cash outflow for restructuring property and equipment	~300
Adjusted free cash flow, non-GAAP	~ $64,000
FY 2024 Guidance Range	$62,000 - $66,000